UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2018 (June 20, 2018)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 20, 2018, Monroe Capital Corporation (the “Company”) held its 2018 annual meeting of stockholders (the “Meeting”) to consider Proposals 1, 2 and 3 as described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2018 (the “Proxy Statement”). A summary of the matters voted upon by stockholders is set forth below.

Proposal 1—Election of Class III Directors

The following individuals, constituting all of the nominees named in the Proxy Statement, were elected as Class III directors to serve until the 2021 annual meeting of stockholders and until their successors have been duly elected and qualified. The following votes were taken in connection with this proposal:

	For	Withheld	Broker Non-Vote
Theodore K. Koenig	8,460,651	1,961,010	—
Jeffrey D. Steele	8,072,550	2,349,111	—

Proposal 2—Approval to Sell Shares of Common Stock Below Net Asset Value

The Company’s stockholders approved a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock during the next twelve months at a price below its then-current net asset value per share, subject to certain limitations as set forth in the Proxy Statement. The following votes were taken in connection with this proposal:

	For	Against	Abstain	Broker Non-Vote
With Affiliate Shares	8,180,385	1,830,473	410,803	—
Without Affiliate Shares	7,785,912	1,830,473	410,803	—

Proposal 3—Approval of Acceleration of Reduced Asset Coverage Requirement

The Company’s stockholders approved a proposal to authorize the Company to accelerate the effectiveness of the reduction of its required asset coverage ratio from 200% to 150%, which permits it to double the amount of debt it may incur, subject to certain limitations as set forth in the Proxy Statement. The following votes were taken in connection with this proposal:

For	Against	Abstain	Broker Non-Vote
7,453,300	2,580,283	388,078	—

Item 8.01. Other Events

At the Meeting (as disclosed above under Item 5.07), the stockholders of the Company approved the application of the modified minimum asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company. As a result of such approval, and subject to satisfying certain ongoing disclosure requirements, effective June 21, 2018, the asset coverage ratio test applicable to the Company has been decreased from 200% to 150%, permitting the Company to double the amount of debt it may incur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

	By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer

Dated: June 21, 2018